EXHIBIT 99.1

Applied Industrial Technologies Reports Fiscal 2020 Third Quarter Results

•	Net Sales of $830.8 Million Down 6.2% YoY; Down 9.5% on an Organic Daily Basis

•	Net Loss of $82.8 Million, or $2.14 Per Share

•	Adjusted Net Income of $39.6 Million, or $1.02 Per Share

•	Operating Cash Flow of $64.7 Million; Free Cash Flow of $60.5 Million

•	Fiscal 2020 Guidance Withdrawn Amid Economic Uncertainty

•	Declared Dividend of $0.32 Per Share

CLEVELAND, OHIO (April 30, 2020) - Applied Industrial Technologies (NYSE: AIT), a leading value-added distributor and technical solutions provider of industrial motion, fluid power, flow control, and automation technologies, today reported results for its third quarter fiscal 2020 ended March 31, 2020.

Net sales decreased 6.2% to $830.8 million from $885.4 million in the prior year. The change in sales includes a 1.9% increase from acquisitions and a 1.6% benefit from one extra selling day, partially offset by a negative 0.2% impact from foreign currency translation. Excluding these factors, sales decreased 9.5% on an organic daily basis reflecting a 10.9% decline in the Service Center segment and a 6.0% decline in the Fluid Power & Flow Control segment. The Company reported a net loss of $82.8 million, or $2.14 per share. Results include a non-cash goodwill impairment charge of $131.0 million pre-tax ($3.07 per share), non-routine costs of $6.0 million pre-tax ($0.12 per share), and a $1.0 million non-routine tax benefit ($0.03 per share). Excluding these items, the Company reported non-GAAP adjusted net income of $39.6 million, or $1.02 per share.

Neil A. Schrimsher, Applied’s President & Chief Executive Officer, said “We heightened our focus on cost control and cash generation during our third quarter given persistent weak industrial demand that was exacerbated by the initial impact from the COVID-19 pandemic in March. Our top priority during this unprecedented time is the well-being and support of our associates, as well as customers, suppliers, and other business partners. I am incredibly proud of our team’s response, especially the vital role they are playing in keeping essential industries moving and productive across the industrial supply-chain. We are classified as critical infrastructure, and our facilities remain open and operational as they adhere to health and safety policies. We have and will continue to implement proactive measures across our organization as we adapt to current conditions, while staying focused on serving customer requirements and our long-term strategic goals.”

Mr. Schrimsher added, “While the ultimate impact from COVID-19 remains uncertain, we are monitoring the situation closely as it evolves, including mid-teen year-over-year organic sales declines on a days adjusted basis during March and high-teen declines month-to-date in April. Our track record of margin and cost discipline is reinforced in this environment, as evidenced by third quarter adjusted gross margins unchanged and adjusted operating expense down 7.5% organically over the prior year. In addition, we ended March in a positive liquidity position with over $165 million of cash on hand following our strongest third quarter of free cash generation to-date, as well as approximately $250 million of undrawn revolver capacity. We are focused on driving additional cash generation into our fourth quarter, and encouraged by ongoing support across our banking relationships. Combined with our strong industry position as a provider of break-fix MRO products and return enhancing solutions for critical industrial infrastructure, we are poised to manage through the current environment and fully leverage the significant growth opportunities likely to emerge as a recovery eventually unfolds.”

Items Impacting the Quarter
Reported results include a $131.0 million pre-tax non-cash goodwill impairment charge associated with our fiscal 2018 acquisition of FCX Performance, Inc. The charge is the result of end-market softness within our Flow Control operations, and changes in growth projections from the new macroeconomic backdrop. Results also include $6.0 million pre-tax of non-routine costs within the Company’s Service Center segment associated with restructuring and cost actions during the quarter in response to the demand environment, as well as a $1.0 million non-routine tax benefit related to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

Outlook
Due to the evolving and highly uncertain impact of the COVID-19 pandemic, the Company is withdrawing its fiscal 2020 financial guidance provided on January 23, 2020. The Company’s guidance metrics will be reevaluated in coming months as it fully assesses the impact from COVID-19, continues to take appropriate cost measures, and prepares its fiscal 2021 outlook. Cost measures implemented to-date include reduced discretionary spending, staff alignments, temporary furloughs and pay reductions, suspension of 401(k) company match, and other expense reduction actions.

Dividend
Today the Company also announced that its Board of Directors declared a quarterly cash dividend of $0.32 per common share, payable on May 29, 2020, to shareholders of record on May 15, 2020.

Conference Call Information
Applied will host its quarterly conference call for investors and analysts at 10 a.m. ET on April 30, 2020. Neil A. Schrimsher - President & CEO, and David K. Wells - CFO will discuss the Company's performance. A supplemental investor deck detailing latest quarter results is available for reference on the investor relations portion of the Company’s website at www.applied.com. To join the call, dial 877-311-4351 (toll free) or 614-999-9139 (for International callers) using conference ID 6267109. A live audio webcast can be accessed online through the investor relations portion of the Company's website at www.applied.com. A replay of the call will be available for two weeks by dialing 855-859-2056 or 800-585-8367 (both toll free), or 404-537-3406 (International) using conference ID 6267109.

About Applied®
Founded in 1923, Applied Industrial Technologies is a leading value-added distributor of bearings, power transmission products, engineered fluid power components and systems, specialty flow control solutions, automation technologies, and other industrial supplies, serving MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial, fluid power, and flow control applications, as well as customized mechanical, fabricated rubber, fluid power, and flow control shop services. Applied also offers storeroom services and inventory management solutions that provide added value to its customers. For more information, visit www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are often identified by qualifiers such as “will,” “outlook,” “guidance” and derivative or similar expressions. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, the effects of the health crisis associated with the COVID-19 pandemic on our business operations, results of operations, and financial condition, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission, many of which risks are amplified by circumstances arising out of the COVID-19 pandemic. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by Applied or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.
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CONTACT INFORMATION

Ryan D. Cieslak
Director - Investor Relations & Treasury
216-426-4887 / rcieslak@applied.com

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net Sales	$830,797	$885,443	$2,520,576	$2,589,996
Cost of sales	594,045	629,884	1,791,130	1,839,724
Gross Profit	236,752	255,559	729,446	750,272
Selling, distribution and administrative
expense, including depreciation	183,702	189,456	556,485	556,865
Goodwill & intangible impairment	131,000	31,594	131,000	31,594
Operating (Loss) Income	(77,950)	34,509	41,961	161,813
Interest expense, net	8,805	9,947	28,447	30,001
Other income, net	(1,428)	(1,256)	(1,643)	(549)
(Loss) Income Before Income Taxes	(85,327)	25,818	15,157	132,361
Income Tax (Benefit) Expense	(2,550)	9,283	21,104	28,171
Net (Loss) Income	$(82,777)	$16,535	$(5,947)	$104,190
Net (Loss) Income Per Share - Basic	$(2.14)	$0.43	$(0.15)	$2.69
Net (Loss) Income Per Share - Diluted	$(2.14)	$0.42	$(0.15)	$2.66
Average Shares Outstanding - Basic	38,682	38,643	38,647	38,701
Average Shares Outstanding - Diluted	38,682	39,039	38,647	39,222

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1) Applied uses the last-in, first-out (LIFO) method of valuing U.S. inventory. An actual valuation of inventory under the LIFO method can only be made at the end of each year based on the inventory levels and costs at that time. Accordingly, interim LIFO calculations are based on management's estimates of expected year-end inventory levels and costs and are subject to the final year-end LIFO inventory determination.

2) On July 1, 2019, the Company adopted ASC 842 – accounting for leases. Adoption of the new standard resulted in the recognition of right-of-use assets and lease liabilities of $83.5 million and $89.8 million, respectively, on July 1, 2019. In addition, the adoption resulted in an adjustment to opening retained earnings of approximately $3.3 million, net of tax, on July 1, 2019 primarily due to the impairment of certain leases in Canada.

3) In the quarter ending March 31, 2020, the Company recognized a non-cash goodwill impairment charge of $131.0 million related to the Company's FCX Performance, Inc. (FCX) operations within the Fluid Power & Flow Control segment primarily as a result of the overall decline in the industrial economy, specifically slower demand in FCX's end markets.

4) In the quarter ending March 31, 2020, the Company incurred certain non-routine charges primarily related to its U.S. Service Center Based Distribution segment. Total non-routine charges reduced gross profit by $3.9 million, increased the operating loss by $6.0 million, and increased the quarter net loss by $3.6 million.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2020	2019

Assets
Cash and cash equivalents	$165,464	$108,219
Accounts receivable, net	524,081	540,902
Inventories	421,201	447,555
Other current assets	51,773	51,462
Total current assets	1,162,519	1,148,138
Property, net	123,770	124,303
Operating lease assets	86,617	—
Intangibles, net	352,864	368,866
Goodwill	539,495	661,991
Other assets	24,264	28,399
Total Assets	$2,289,529	$2,331,697

Liabilities
Accounts payable	$214,253	$237,289
Current portion of long-term debt	78,642	49,036
Other accrued liabilities	154,966	137,469
Total current liabilities	447,861	423,794
Long-term debt	864,758	908,850
Other liabilities	146,350	102,019
Total Liabilities	1,458,969	1,434,663
Shareholders' Equity	830,560	897,034
Total Liabilities and Shareholders' Equity	$2,289,529	$2,331,697

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(In thousands)

	Nine Months Ended March 31,

	2020	2019

Cash Flows from Operating Activities
Net income	$(5,947)	$104,190
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property	15,997	15,045
Amortization of intangibles	31,671	31,823
Goodwill & intangible impairment	131,000	31,594
Amortization of stock appreciation rights and options	2,217	1,831
Gain on sale of property	(1,274)	(258)
Other share-based compensation expense	2,046	3,716
Changes in assets and liabilities, net of acquisitions	1,406	(106,367)
Other, net	(7,492)	(4,408)
Net Cash provided by Operating Activities	169,624	77,166
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(37,237)	(37,526)
Property purchases	(16,223)	(11,711)
Proceeds from property sales	1,809	649
Other	—	391
Net Cash used in Investing Activities	(51,651)	(48,197)
Cash Flows from Financing Activities
Net repayments under revolving credit facility	—	(500)
Long-term debt borrowings	25,000	175,000
Long-term debt repayments	(39,803)	(156,803)
Payment of debt issuance costs	(22)	(775)
Purchases of treasury shares	—	(11,158)
Dividends paid	(36,420)	(35,254)
Acquisition holdback payments	(2,440)	(2,609)
Taxes paid for shares withheld for equity awards	(2,604)	(3,371)
Exercise of stock appreciation rights and options	330	—
Net Cash used in Financing Activities	(55,959)	(35,470)
Effect of Exchange Rate Changes on Cash	(4,769)	(282)
Increase (Decrease) in cash and cash equivalents	57,245	(6,783)
Cash and cash equivalents at beginning of Period	108,219	54,150
Cash and Cash Equivalents at End of Period	$165,464	$47,367

APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

The Company supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with reporting of non-GAAP financial measures.  The Company believes that these non-GAAP measures provide meaningful information to assist shareholders in understanding financial results, assessing prospects for future performance, and provide a better baseline for analyzing trends in our underlying businesses.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.  These non-GAAP financial measures should not be considered in isolation or as a substitute for reported results.  These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business.  The Company strongly encourages investors and shareholders to review company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Reconciliation of Net (loss) income and Net (loss) income per share, GAAP financial measures, with Adjusted Net (loss) income and Adjusted Net (loss) income per share, non-GAAP financial measures:

	Three Months Ended March 31, 2020
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net loss and net loss per share	$(85,327)	$(2,550)	$(82,777)	$(2.14)	3.0%
Goodwill impairment	131,000	12,200	118,800	3.07	9.3%
Non-routine costs	5,997	1,396	4,601	0.12	23.3%
Non-routine tax benefit	—	1,010	(1,010)	(0.03)	N/M
Adjusted net income and net income per share	$51,670	$12,056	$39,614	$1.02	23.3%

	Three Months Ended March 31, 2019
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net income and net income per share	$25,818	$9,283	$16,535	$0.42	36.0%
Canadian intangible impairment	31,594	8,467	23,127	0.60	26.8%
Canadian tax valuation allowance	—	(3,785)	3,785	0.10	N/M
Non-routine costs	2,300	598	1,702	0.04	26.0%
Adjusted net income and net income per share	$59,712	$14,563	$45,149	$1.16	24.4%

	Nine Months Ended March 31, 2020
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net income (loss) and net income (loss) per share	$15,157	$21,104	$(5,947)	$(0.15)	139.2%
Goodwill impairment	131,000	12,200	118,800	3.07	9.3%
Non-routine costs	7,452	1,747	5,705	0.15	23.4%
Non-routine tax benefit	—	1,010	(1,010)	(0.03)	N/M
Adjusted net income and net income per share	$153,609	$36,061	$117,548	$3.04	23.5%

	Nine Months Ended March 31, 2019
	Pre-tax	Tax Effect	Net of Tax	Per Share Diluted Impact	Tax Rate
Net income and net income per share	$132,361	$28,171	$104,190	$2.66	21.3%
Canadian intangible impairment	31,594	8,467	23,127	0.59	26.8%
Canadian tax valuation allowance	—	(3,785)	3,785	0.10	N/M
Non-routine costs	2,300	598	1,702	0.04	26.0%
Adjusted net income and net income per share	$166,255	$33,451	$132,804	$3.39	20.1%

Continued from previous page
Reconciliation of Net (loss) income, a GAAP financial measure, to EBITDA, a non-GAAP financial measure:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net (loss) income	$ (82,777)	$ 16,535	$ (5,947)	$ 104,190
Interest expense, net	8,805	9,947	28,447	30,001
Income tax expense	(2,550)	9,283	21,104	28,171
Depreciation and amortization of property	5,380	5,026	15,997	15,045
Amortization of intangibles	10,048	9,911	30,617	31,823
EBITDA	$ (61,094)	$ 50,702	$ 90,218	$ 209,230
Goodwill & intangible impairment	131,000	31,594	131,000	31,594
Non-routine costs	5,997	2,300	7,452	2,300
Adjusted EBITDA	$ 75,903	$ 84,596	$ 228,670	$ 243,124

The Company defines EBITDA as Earnings from operations before Interest, Taxes, Depreciation, and Amortization, a non-GAAP financial measure. Adjusted EBITDA adds back other non-routine costs. EBITDA and Adjusted EBITDA exclude items that may not be indicative of core operating results.

Reconciliation of Gross Profit, a GAAP financial measure, with Adjusted Gross Profit and Adjusted Gross Margin, non-GAAP financial measures:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net Sales	$ 830,797	$ 885,443	$ 2,520,576	$ 2,589,996
Gross Profit	$ 236,752	$ 255,559	$ 729,446	$ 750,272
Non-routine costs	3,900	700	3,900	700
Adjusted Gross Profit	$ 240,652	$ 256,259	$ 733,346	$ 750,972
Adjusted Gross Margin	29.0%	28.9%	29.1%	29.0%

Reconciliation of Selling, distribution, and administrative expense (SD&A), a GAAP financial measure, with Adjusted SD&A (or Adjusted Operating expense) a non-GAAP financial measure:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
SD&A	$ 183,702	$ 189,456	$ 556,485	$ 556,865
Non-routine costs	(2,097)	(1,600)	(3,552)	(1,600)
Adjusted SD&A (Adjusted Operating expense)	$ 181,605	$ 187,856	$ 552,933	$ 555,265

Adjusted gross profit, adjusted gross margin, and adjusted operating expense exclude non-routine expenses that may not be indicative of core operating results.

Reconciliation of Net Cash provided by Operating activities, a GAAP financial measure, to Free Cash Flow, a non-GAAP financial measure:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Net Cash provided by Operating Activities	$ 64,725	$ 11,586	$ 169,624	$ 77,166
Property purchases	(4,258)	(4,615)	(16,223)	(11,711)
Free Cash Flow	$ 60,467	$ 6,971	$ 153,401	$ 65,455

Free cash flow is defined as net cash provided by operating activities less property purchases.